                                   SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         GETTY PETROLEUM MARKETING INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   GETTY LOGO

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2000
--------------------------------------------------------------------------------

To the Stockholders of
  GETTY PETROLEUM MARKETING INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Getty Petroleum Marketing Inc. will be held at 270 Park Avenue, 11th Floor, New York, New York, on June 15, 2000 at 10:30 a.m., for the following purposes:

     (1) To elect a Board of six directors to hold office for the ensuing year or until the election and qualification of their respective successors.

     (2) To ratify the appointment of PricewaterhouseCoopers L.L.P. as our independent auditors for the fiscal year ending January 31, 2001.

     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on April 18, 2000 are entitled to notice of and to vote at this meeting or any adjournments thereof.

     You are cordially invited to attend the meeting. Whether or not you expect to attend, please promptly vote, sign, date and return the enclosed proxy instruction card in the enclosed U.S. postage-paid envelope. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use and vote in person at the meeting should you so desire.

                                          By Order of the Board of Directors,

                                          SAMUEL M. JONES
                                          SAMUEL M. JONES
                                          Vice President, General Counsel
                                          and Corporate Secretary

Jericho, New York
May 1, 2000

--------------------------------------------------------------------------------

PLEASE NOTE--IF YOU DO NOT PLAN TO ATTEND THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                         GETTY PETROLEUM MARKETING INC.
                 125 JERICHO TURNPIKE, JERICHO, NEW YORK 11753
--------------------------------------------------------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Getty Petroleum Marketing Inc. (hereinafter called the "Company" or "Getty"), to be voted at the Annual Meeting of Stockholders to be held at 270 Park Avenue, 11th Floor, New York, New York, on June 15, 2000 at 10:30 a.m., and at any adjournments thereof, for the purpose of electing a Board of Directors, ratifying the appointment of independent auditors and transacting such other business as may properly come before the meeting.

     On the April 18, 2000 record date for securities entitled to vote at the meeting, 13,962,238 shares of Common Stock were outstanding. Each outstanding common share is entitled to one vote. The presence in person or by proxy of a majority of the outstanding common shares is required to constitute a quorum. In conformity with Maryland law, shares abstaining from voting or not voted on certain matters will not be treated as votes cast with respect to those matters, and, therefore, will not affect the outcome of any such matter.

     This Proxy Statement and form of proxy will be sent to stockholders in an initial mailing on or about May 1, 2000. We must receive stockholder proposals that are intended to be presented at the 2001 annual meeting no earlier than March 17, 2001 and no later than April 16, 2001 in accordance with our by-laws. Stockholder proposals to be considered for inclusion in next year's proxy statement must be received by January 2, 2001.

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting for a term of one year or until their respective successors are elected and qualified. Election of the directors requires a plurality vote of the shares present in person or represented by proxy at the meeting.

     You may use the enclosed proxy to cast your votes for the election of the nominees named in the table set forth below. In the event that any of the nominees should become unable or unwilling to serve as a director, we intend to vote your proxy for the election of the person, if any, that is designated by the Board of Directors. The persons nominated for election as directors are as follows:

           NAME--AGE                            OFFICES HELD IN THE COMPANY AND/OR
   SERVED AS DIRECTOR SINCE                  PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
-----------------------------------------------------------------------------------------------
Matthew J. Chanin--45              Senior Managing Director of Prudential Capital Group since
December 1996                      December 1995. Prior thereto, Mr. Chanin held senior
                                   investment positions with Prudential Insurance Company of
                                   America for more than five years.
Ronald E. Hall--68                 Director and former Chairman of the Board of Howell Corp.
December 1996                      since 1996. Prior thereto, Mr. Hall was President and Chief
                                   Executive Officer of CITGO Petroleum Corp. for more than
                                   five years.
Leo Liebowitz--72                  Chairman and Chief Executive Officer of Getty. President and
May 1971                           Chief Executive Officer of Getty Realty Corp.
Richard E. Montag--68              Real Estate Investment Consultant. Formerly Vice President
December 1996                      of Real Estate Development, The Richard E. Jacobs Group, for
                                   more than five years until 1998.
Howard Safenowitz--41              Vice President, Business Affairs, Walt Disney Pictures and
December 1998                      Television, and prior thereto an attorney for Walt Disney
                                   Company for more than five years. Director of Getty Realty
                                   Corp. since December 1998.
Howard Silverman--64               Co-Chairman, First Capital Ventures, since 1996. Formerly
                                   Chairman,
June 1999                          President and Chief Executive Officer of Gruntal & Co.,
                                   L.L.C. for more than five years until 1995.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the beneficial ownership of Getty Common Stock based on beneficial ownership as of January 31, 2000, of (i) each person who is a beneficial owner of more than 5% of the outstanding shares of Getty Common Stock, (ii) each director of Getty, (iii) the Named Executive Officers (as defined below), and (iv) all directors and executive officers as a group. The number of shares column includes shares as to which voting power and/or investment power may be acquired within 60 days (such as upon exercise of outstanding stock options) because such shares are deemed to be beneficially owned under the rules of the Securities and Exchange Commission.

                                                                   SHARES OF                   PERCENT
                                                                  COMMON STOCK                OF CLASS
NAME                                                           BENEFICIALLY OWNED                (1)
--------------------------------------------------------------------------------------------------------
Matthew J. Chanin                                                     12,765(2)                     *
Director
Ronald E. Hall                                                        22,443(3)                     *
Director
Leo Liebowitz                                                      2,395,963(4)                 17.16%
Director, Chairman and
Chief Executive Officer
c/o Getty Petroleum Marketing Inc.
125 Jericho Turnpike
Jericho, New York 11753
Richard E. Montag                                                     43,272(5)                     *
Director
Howard Safenowitz                                                  2,361,281(6)                 16.91%
Director
21767 Los Alimos Street
Chatsworth, CA 91311
Howard Silverman                                                      29,400(7)                     *
Director
Vincent J. DeLaurentis                                                51,375(8)                     *
President and
Chief Operating Officer
A.R. Charnes                                                          30,656(9)                     *
Vice President of Marketing
Michael K. Hantman                                                    87,479(10)                    *
Vice President and Corporate Controller
Samuel M. Jones                                                       90,271(11)                    *
Vice President, General Counsel
and Secretary
Directors and Executive                                            5,124,905                    36.71%
Officers as a group (10 persons)
Milton Cooper                                                      1,062,611                     7.61%
c/o Kimco Realty Corporation
3333 New Hyde Park Road
Suite 100
New Hyde Park, New York 11042
Safenowitz Partners LP(12)                                         1,534,601                    11.00%
c/o Howard Safenowitz, President
Safenowitz Family Corp., General Partner
21767 Los Alimos Street
Chatsworth, California 91311

                                                                   SHARES OF                   PERCENT
                                                                  COMMON STOCK                OF CLASS
NAME                                                           BENEFICIALLY OWNED                (1)
--------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors Inc.(13)                                   967,906                     6.93%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

-------------------------

  * Total shares beneficially owned constitute less than one percent of the outstanding shares.

 (1) The percentage is determined by dividing the number of shares shown by the aggregate number of shares outstanding and the shares which may be acquired within 60 days.

 (2) Includes 3,125 shares subject to options that are presently exercisable or will become exercisable within 60 days.

 (3) Includes 15,818 shares subject to options that are presently exercisable or will become exercisable within 60 days.

 (4) Includes 5,551 shares held in Getty's Employee Stock Ownership Plan ("ESOP"), 7,530 shares held in Getty's and Getty Realty Corp.'s retirement plans, 115,377 shares held by Mr. Liebowitz' wife as to which he disclaims beneficial ownership and 30,724 shares held by a charitable foundation.

 (5) Includes 10,190 shares held by Mr. Montag's wife as to which he disclaims beneficial ownership, 10,100 shares held jointly with his wife and 16,357 shares subject to options that are presently exercisable or will become exercisable within 60 days.

 (6) Includes 23,479 shares held as custodian for three minor children, 11,523 shares held by Mr. Safenowitz' wife as to which he disclaims beneficial ownership, 176,118 shares in The Marilyn Safenowitz Irrevocable Trust of which he is Co-Trustee and as to which he disclaims beneficial ownership, and 500,000 shares held by the Safenowitz Family Partnership, LP and 1,534,601 shares held by Safenowitz Partners LP (collectively, the "Limited Partnerships"). Mr. Safenowitz is the President of Safenowitz Family Corp., the General Partner of the Limited Partnerships, and he disclaims beneficial ownership of the shares held by the Limited Partnerships except to the extent of his pecuniary interest therein.

 (7) Includes 23,400 shares held by his wife as to which he disclaims beneficial ownership.

 (8) Includes 1,607 shares held by Mr. DeLaurentis' wife as to which he disclaims beneficial ownership, 2,865 shares held in the ESOP, 5,613 shares held in Getty's retirement plan, and 36,250 shares subject to options that are presently exercisable or will become exercisable within 60 days.

 (9) Includes 5,435 shares held in the ESOP, 20,888 shares held in Getty's retirement plan, and 3,125 shares subject to options that are presently exercisable or will become exercisable within 60 days.

(10) Includes 5,698 shares held in the ESOP, 6,566 shares held in Getty's retirement plan, and 75,000 shares subject to options that are presently exercisable or will become exercisable within 60 days.

(11) Includes 5,698 shares held in the ESOP, and 81,000 shares subject to options that are presently exercisable or will become exercisable within 60 days.

(12) These shares are also included in the total number of shares attributable to Howard Safenowitz as set forth in the table above and further described in Note 6.

(13) Based on a copy of an Amendment to Schedule 13G filed with the SEC and received by us on February 11, 2000. We have not attempted to independently verify the accuracy of the statements set forth in the Schedule.

             DIRECTORS' MEETINGS, COMMITTEES AND EXECUTIVE OFFICERS

MEETINGS

     During the fiscal year ended January 31, 2000, the Board of Directors held four regular meetings and four special meetings. Each director who served as a director during the fiscal year attended all of the meetings of the Board of Directors and of the Committees of the Board on which the director served.

COMMITTEES

     The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee, the membership and functions of which are described below.

     The Audit Committee, consisting of Messrs. Montag (Chairman), Chanin, Hall and Silverman, met one time last year. The Committee selects the firm of independent public accountants which audits the consolidated financial statements of Getty and its subsidiaries, discusses the scope and the results of the audit with the accountants and discusses Getty's financial accounting and reporting principles. The Committee also examines the summary reports of the internal auditor and discusses the adequacy of Getty's financial controls with the accountants and with management.

     The Nominating Committee, consisting of Messrs. Liebowitz (Chairman), Chanin, Hall and Safenowitz, met three times last year. The Committee recommends candidates to the Board for election as officers. The Committee recommends nominees for election to the Board and reviews the role, composition and structure of the Board and its committees. The Committee will consider nominees recommended by stockholders upon submission in writing to the Secretary with the names of such nominees, together with their qualifications for service as a director.

     The Compensation and Stock Option Committee (the "Compensation Committee"), which met once last year, consists of Messrs. Montag (Chairman), Hall, Safenowitz and Silverman. The Compensation Committee administers the Incentive Compensation Plan, Supplemental Retirement Plan and 1997 Stock Option Plan, and reviews the compensation of the directors and officers.

DIRECTORS' COMPENSATION

     Directors receive annual retainer fees of $12,000, and committee and board meeting fees of $1,000 for each meeting attended, except for telephonic meetings for which the fee is $500 and except for the Chairman of the Audit Committee who receives $1,500 for each committee meeting and $750 for each telephonic committee meeting. Directors who are employees of Getty do not receive retainers or board meeting fees. Mr. Warren G. Wintrub, who is a director of Getty Realty Corp. and was until September 1999 also a director of a subsidiary of Getty, received $3,000 for attending three board meetings of the subsidiary.

     In December 1999 all of the members of the Board of Directors, except for Mr. Liebowitz, received stock option grants.

OTHER EXECUTIVE OFFICERS

     Other Executive Officers during all or part of fiscal 2000 included Vincent
J. DeLaurentis, age 49, President of Getty since August 1997, and Chief Operating Officer of Getty since June 1998; A. R. Charnes, age 55, Vice President-Marketing since September 1998, General Manager of Marketing since February 1998, and a regional marketing manager of Getty since 1989**; Michael
K. Hantman, age 48, Vice President of Getty since 1991 and Corporate Controller of Getty since 1985; and Samuel M. Jones, age 63, Vice President and General Counsel of Getty since 1986 and Corporate Secretary of Getty since 1994. Management is not aware of any family relationships among any of its directors or Executive Officers.

-------------------------

** For the period prior to March 21, 1997, the date Getty Petroleum Marketing
   Inc. was spun-off to the stockholders of Getty Petroleum Corp., all references to "Getty" are to Getty Petroleum Corp., which after the spinoff changed its name to Getty Realty Corp.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

     The following tables set forth information about the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of Getty (the "Named Executive Officers") for services in all capacities to Getty and its subsidiaries (prior to March 21, 1997, Getty Petroleum Corp.) during the periods indicated.

                                                                                 LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION          RESTRICTED      SECURITIES
                          FISCAL                         OTHER ANNUAL     STOCK         UNDERLYING    ALL OTHER
 NAME AND PRINCIPAL     YEAR ENDED   SALARY     BONUS    COMPENSATION     AWARDS         OPTIONS     COMPENSATION
      POSITION          JANUARY 31     ($)     ($)(1)       ($)(2)         ($)             (#)          ($)(3)
-----------------------------------------------------------------------------------------------------------------
Leo Liebowitz              2000      107,644   133,939                                                  14,740
Director,                  1999      104,521    40,000                                                  22,028
Chairman and Chief         1998      144,970   116,000                                                  19,866
Executive Officer
Vincent J.
  DeLaurentis              2000      321,308   412,000                                    50,000        47,391
President and Chief        1999      319,308   100,000                                    25,000        54,225
Operating Officer          1998      139,615   172,500                                    75,000        13,121
A.R. Charnes               2000      140,556   180,250                                    20,000        20,233
Vice President-            1999      129,750    35,000                                     2,500        18,700
Marketing                  1998      101,915    37,500                                     5,000         5,935
Michael K. Hantman         2000      131,823   158,801                                    10,000        27,410
Vice President and         1999      127,925    98,623                                    10,000        30,613
Corporate Controller       1998      124,126   137,700                                    20,000        27,704
Samuel M. Jones            2000      194,985   158,801                                    10,000        33,884
Vice President,            1999      189,267    93,978                                    10,000        37,381
General Counsel and        1998      183,762   137,700                                    20,000        34,286
Corporate Secretary

-------------------------
(1) Represents compensation paid pursuant to Getty's Incentive Compensation Plan, discussed on page 10.

(2) None of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) All other compensation includes contributions by Getty to the defined contribution retirement profit sharing plan, matching contributions under Getty's 401(k) savings plan, contributions by Getty to the Supplemental Retirement Plan for executives and term life insurance premiums, all as set forth in the table on the following page.

                                 FISCAL YEAR          DEFINED            COMPANY        SUPPLEMENTAL        TERM
                                    ENDED          CONTRIBUTION           MATCH          RETIREMENT         LIFE
                                 JANUARY 31       RETIREMENT PLAN      401(K) PLAN          PLAN          INSURANCE
-------------------------------------------------------------------------------------------------------------------
Leo Liebowitz                       2000              $2,222             $   --           $12,518          $   --
                                    1999               2,516                 --            19,512              --
                                    1998               2,546                 --            17,320              --
Vincent J. DeLaurentis              2000               2,474              4,800            35,389           4,728
                                    1999               2,516              4,800            42,345           4,564
                                    1998                  --                 --            11,788           1,333
A. R. Charnes                       2000               2,474              4,207            11,185           2,367
                                    1999               2,516              3,807            10,405           1,972
                                    1998               2,023              3,054                --             858
Michael K. Hantman                  2000               2,474              3,945            17,154           3,837
                                    1999               2,516              3,829            20,765           3,503
                                    1998               2,546              3,715            18,345           3,098
Samuel M. Jones                     2000               2,474              4,800            21,925           4,685
                                    1999               2,516              4,800            25,737           4,328
                                    1998               2,546              4,750            23,070           3,920

                          OTHER EXECUTIVE COMPENSATION

     In December 1994, Getty Petroleum Corp. entered into agreements (collectively, the "Change of Control Agreements") with its non-director officers and certain key employees, in which Getty Petroleum Corp. agreed to make payments under certain circumstances upon a "change of control" of Getty Petroleum Corp. and also agreed that all stock options granted to such officer or key employee would immediately vest. In March 1996, Getty Petroleum Corp. amended the Change of Control Agreements to treat a spinoff or similar transaction involving a substantial portion of Getty Petroleum Corp.'s marketing or real estate business or assets as a "change of control". Accordingly, a "change of control" for purposes of the Change of Control Agreements occurred on March 21, 1997--the date Getty Petroleum Marketing Inc. was spun off to Getty Petroleum Corp.'s stockholders. On that date, Getty Petroleum Marketing Inc. began performing Getty Petroleum Corp.'s obligations under the Change of Control Agreements for the covered officers and employees of Getty. On April 8, 1997, Getty formally confirmed to each officer and covered employee its obligations under the Change of Control Agreements, including his/her minimum guaranteed annual compensation (the "Guaranteed Salary"). On March 9, 1998, Getty amended the Change of Control Agreements to provide that in the event of termination of an officer or covered employee by Getty other than for cause, or by either party following the assignment of materially less favorable job responsibilities, for the 24-month period after the date of termination for officers and two key employees, and 12 months for the other covered employees, Getty will pay to each such individual over the applicable period an amount not less than the average annual sum of the individual's (i) base salary, (ii) benefits under any incentive or bonus plan and (iii) total amount of employer contributions (other than elective salary deferrals) made to the individual's account under the Getty 401(k) and other deferred compensation plans, based upon the three year or shorter period prior to March 21, 1997. In addition, Getty will continue to pay not less than the Guaranteed Salary and benefits to each officer and covered employee as long as he remains an employee of Getty. The compensation to be paid to an officer or key employee pursuant to a Change of Control Agreement will be reduced by the amount of compensation, if any, the officer or key employee receives from any other employer during the relevant period.

     Mr. DeLaurentis' rights in the event of a change of control are set forth in an employment agreement dated July 10, 1997 and amended and restated on April 8, 1999. Under the agreement, at the time of a change in control all of Mr. DeLaurentis' stock options will fully vest, and if he is terminated or if his responsibilities are diminished, he will be entitled to receive as compensation $450,000 per year for two years following the change of control, together with customary benefits extended to Getty executives. This agreement provides that Mr. DeLaurentis' initial base salary was $300,000 per year, which subsequently was increased by the

Board of Directors to $330,000 per year. The agreement, which was to expire on August 3, 1999, has been extended for a 12 month term and will thereafter be extended for additional 12 month terms unless it is terminated by the Board of Directors not later than 90 days before the commencement of any subsequent 12 month term.

     The Named Executive Officers participate in the Employee Stock Ownership Plan ("ESOP"). For the ESOP year ended December 31, 1999, 141,001 shares were awarded to the eligible Named Executive Officers and employees of Getty and its subsidiaries. There remain 268,521 shares of Common Stock in the ESOP Trust, to be allocated to the eligible employees during the next three ESOP plan years. The following table sets forth the ESOP shares allocated to the Named Executive
Officers:

                           ALLOCATION OF ESOP SHARES

                                                             # SHARES
                                                             ALLOCATED     TOTAL SHARES    % SHARES
                                                            ON 12/31/99     ALLOCATED       VESTED
---------------------------------------------------------------------------------------------------
Leo Liebowitz                                                  1,711          5,551           40%
Vincent J. DeLaurentis                                         1,858          2,865           20%
A.R. Charnes                                                   1,858          5,435           40%
Michael K. Hantman                                             1,858          5,698           40%
Samuel M. Jones                                                1,858          5,698           40%

                                 STOCK OPTIONS

     The following table sets forth additional information with respect to the stock options granted to the Named Executive Officers during the fiscal year ended January 31, 2000, including the potential realizable value from the stock options, assuming that they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ----------------------------------------------------
                                           % OF TOTAL
                                            OPTIONS                                  POTENTIAL REALIZABLE VALUE
                                           GRANTED TO                                 AT ASSUMED ANNUAL RATES
                                          EMPLOYEES IN                              OF STOCK PRICE APPRECIATION
                              OPTIONS     FISCAL YEAR    EXERCISE OR                     FOR OPTION TERM(1)
                              GRANTED        ENDED       BASE PRICE    EXPIRATION   ----------------------------
NAME                            (#)         1-31-00       ($/SHARE)       DATE       5%($)              10%($)
----------------------------------------------------------------------------------------------------------------
Leo Liebowitz                   --           --            --             --          --                  --
Vincent J. DeLaurentis         50,000         45.0          2.78        12/16/09     87,463             221,650
A. R. Charnes                  20,000         18.0          2.78        12/16/09     34,985              88,660
Michael K. Hantman             10,000          9.0          2.75        12/16/09     17,295              43,828
Samuel M. Jones                10,000          9.0          2.75        12/16/09     17,295              43,828

-------------------------
(1) The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the rules of the SEC and are not intended to forecast possible future appreciation, if any, of Getty's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on unknown or volatile factors. If the price of Getty Common Stock appreciates, the value of Getty Common Stock held by our stockholders will also increase. For example, the market value of Getty Common Stock on January 31, 2000 was approximately $34,902,245, based upon the market price on that date. If the share price of Getty Common Stock increases by 5% per year, the market value on January 31, 2010 of the same number of shares would be approximately $56,852,000. If the price of Getty Common Stock increases by 10% per year, the market value on January 31, 2010 would be approximately
     $90,527,429.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table provides information as to the value of stock options held by each of the Named Executive Officers at January 31, 2000 measured in terms of the closing price of Getty Common Stock on January 31, 2000. No options were exercised by the Named Executive Officers during the fiscal year ended January 31, 2000.

                                                                                              VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                                                           OPTIONS AT FISCAL YEAR END(#)     AT FISCAL YEAR END ($)
                         SHARES ACQUIRED       VALUE               EXERCISABLE/                   EXERCISABLE/
NAME                     ON EXERCISE(#)     REALIZED(#)            UNEXERCISABLE                  UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------
Leo Liebowitz               --                --                   --                             --
Vincent J.
  DeLaurentis               --                --                       36,250                     --
                                                                      113,750                     --
A. R. Charnes               --                --                        3,125                     --
                                                                       24,375                     --
Michael K. Hantman          --                --                       75,000                           955
                                                                       27,500                     --
Samuel M. Jones             --                --                       81,000                         1,091
                                                                       27,500                     --

STOCK OPTION PLAN

     Getty's 1997 Stock Option Plan (the "Stock Option Plan"), which has been approved by our stockholders and was amended in 1998 after approval of our stockholders, authorizes the grant to directors, officers and other key employees of Getty and its subsidiaries of long-term incentive share awards in the form of options ("Options") to purchase shares of Getty Common Stock. The Stock Option Plan is administered by a committee of three members of the Getty Board of Directors (the "Compensation Committee"). The maximum number of shares which may be the subject of outstanding Options under the Stock Option Plan is 2,000,000, subject to adjustments for stock dividends and stock splits. As of January 31, 2000, 917,223 shares of Getty Common Stock were issuable upon the exercise of options then outstanding under the Stock Option Plan. No grants may be made under the Stock Option Plan after March 2007. The number of shares remaining for grant under the stock option plan at April 18, 2000 was 590,533.

     The recipients, terms (including price and exercise period) and type of Option to be granted under the Stock Option Plan is determined by the Compensation Committee; however, the Option price per share under the Stock Option Plan generally must be at least equal to the fair market value of a share of Getty Common Stock (110% of the amount in the case of Incentive Stock Options granted to any individual who owns stock representing more than 10% of the voting power of Getty Common Stock) on the date the Option is granted. Subject to certain limitations, Options granted under the Stock Option Plan may be either Incentive Stock Options (within the meaning of Section 422(b) of the Internal Revenue Code) or Non-Qualified Stock Options. With certain limited exceptions, Options may not be exercised for a period of 12 months following the grant of the Option and are exercisable in installments as are specified in the Stock Option Plan or the terms of each Option. The exercise period of an Option may not extend more than 10 years following its grant.

RETIREMENT PLANS

     Getty has a retirement profit-sharing plan with Deferred 401(k) Savings Plan Provisions (the "Retirement Plan") for employees meeting certain service requirements. Under the terms of the Retirement Plan, the annual discretionary contribution portion of the Retirement Plan is determined by the Board of Directors. For the 401(k) portion of the Retirement Plan, the Board of Directors has elected to contribute to the Retirement Plan for each participating employee an amount equal to 50% of the employee's contribution to the plan but in no event more than 3% of the employee's compensation.

     Getty also has a Supplemental Retirement Plan for Executives (the "Supplemental Plan"). Under the Supplemental Plan, which is not qualified for purposes of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a participating executive may receive in his trust account an amount equal to 10% of his compensation, reduced by the amount of any contributions allocated to the executive under the Retirement Plan. The amounts paid to the trustee under the Supplemental Plan may be used to satisfy claims of general creditors in the event of Getty's or any of its subsidiaries' bankruptcy. The trustee may not cause the Supplemental Plan to be other than "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended. An executive's account vests in the same manner as under the Retirement Plan and is paid upon termination of employment. Under the Supplemental Plan, the Board of Directors may, during any fiscal year, elect not to make any payment to the account of any or all executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Montag (Chairman), Hall, Safenowitz and Silverman. Mr. Safenowitz, a director of Getty Realty Corp. and major shareholder of both Getty Petroleum Marketing Inc. and Getty Realty Corp., serves on the Compensation Committee.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

To Our Stockholders:

     This report addresses our compensation policies with respect to the compensation of the Chief Executive Officer and the other executive officers during fiscal 2000. The Compensation and Stock Option Committee (the "Compensation Committee") is responsible for setting the policies which govern base salary compensation, the Incentive Compensation Plan, the Retirement Plan, the Supplemental Retirement Plan, and the Stock Option Plan and for determining amounts payable under these Plans.

     Compensation of Getty's Executive Officers (with the exception of the Chief Executive Officer) is recommended by the Chief Executive Officer to the Compensation Committee of the Board of Directors, and is discussed, reviewed and approved by the full Board of Directors. The compensation of the Chief Executive Officer is also discussed, reviewed and approved by the full Board. Getty's philosophy is that under its total compensation program the Chief Executive Officer and other executives should: (1) have a greater portion of compensation at risk than other employees and (2) have a significant portion of their compensation tied directly to the performance of the business.

BASE SALARY

     The base salary program is designed to provide each employee with a salary competitive with salaries paid for similar positions in similar companies. Besides being able to attract and retain capable people, we will endeavor to ensure that each employee's compensation will be based on the person's ability, effort and achievement. In December 1999, consistent with the practice of the prior few years, all executive officers received a small increase in base salary.

ANNUAL INCENTIVE AWARDS

     Annual Incentive Awards are provided under Getty's Incentive Compensation Plan ("ICP"). The purpose of the ICP, which is a key component of our total compensation package, is to promote the achievement of Getty's targeted business objectives by providing competitive incentives to those employees who can impact Getty's performance. The total amount of cash available for annual ICP awards is approved by the Board of Directors after it evaluates a combination of criteria, and Getty achieves specific goals. Awards are based on a combination of company performance, business unit performance, and individual performance based on specific objectives.

     The Compensation Committee determined that the incentive compensation of the Chief Executive Officer and the other Executive Officers (shown under the caption "Bonuses" in the Summary Compensation Table) should be 125% of the targeted amount each executive officer could have received under the ICP for the fiscal year ended January 31, 2000.

STOCK OPTIONS

     Stock options are granted to encourage and facilitate personal stock ownership by the directors, executives and certain other key employees and thus strengthen their personal commitment to Getty and provide a longer term perspective to their managerial responsibilities. The stock option portion of the compensation program directly links the executive's interests with those of the stockholders. The Compensation Committee's policy is to grant stock option awards based on individual performance and the potential to contribute to our future success. During the fiscal year, options were awarded to four officers and certain key employees and certain directors. Mr. Liebowitz, who has not participated in the Stock Option Plan, did not receive any option grants during the fiscal year.

     The Compensation Committee believes that the three components described above provide compensation that is competitive with that offered by other corporations, and effectively links executive and stockholder interests through varied plans that are structured to coincide with the long term vision of Getty.

     Section 162(m) of the Internal Revenue Code denies the federal income tax deduction by publicly held corporations of compensation in excess of $1 million paid to certain executives and highly compensated officers during a fiscal year. It is our policy to take this rule into account in setting the compensation of affected executives. In addition to salaries and bonuses, compensation income recognized upon the exercise of stock options may represent compensation subject to the Section 162(m) limitation. Although it is possible that in any given year, some portion of the compensation paid to an executive will not be tax deductible under Section 162(m), the Compensation Committee believes that portions of the affected executive's total compensation that are performance based are excepted from application of Section 162(m). Deductibility will also depend upon the amount of any bonus paid as an ICP award, upon the market price of Getty's shares on the date stock options are exercised, and the number of options exercised by an executive in any fiscal year.

     The report of the Compensation Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.
                                          Compensation and Stock Option
                                          Committee:
                                          Richard E. Montag (Chairman)
                                          Ronald E. Hall
                                          Howard Safenowitz
                                          Howard Silverman

                              CERTAIN TRANSACTIONS

     As a result of the spinoff, Mr. Liebowitz beneficially owns approximately the same percentage of the outstanding common stock of Getty Realty Corp. (approximately 17%) as he owns of Getty Common Stock, without giving effect to the issuance of 5% of Getty Common Stock to the ESOP. See "Beneficial Ownership of Common Stock." Mr. Liebowitz serves as a director of Getty Realty Corp. and is Getty Realty Corp.'s President and Chief Executive Officer. Mr. Howard Safenowitz and members of his family, together with the two Limited Partnerships, in the aggregate beneficially own approximately 17% of the common stock of Getty Realty Corp. Mr. Safenowitz is also a director of Getty Realty Corp.

     In connection with the spinoff, Getty Realty Corp., as lessor, and Getty Petroleum Marketing Inc., as lessee, entered into a Master Lease Agreement (the "Master Lease") with respect to approximately 1,000 service station and convenience store properties and 10 distribution terminals and bulk plants. The initial term of the Master Lease is 15 years (or periods ranging from one to fifteen years with respect to approximately 400 properties leased by Getty Realty Corp. from third parties), and generally provides Getty with four ten-year renewal options (or with respect to such leased properties, such shorter period as the underlying lease may provide). The Master Lease is a "triple-net" lease, so we are responsible for the cost of all taxes, maintenance, repair, insurance and other operating expenses. Rent for each of the properties was set using the fair market value of each property, assuming certain environmental conditions for which Getty Realty Corp. is responsible. For the past fiscal year, we paid net lease payments to Getty Realty Corp. aggregating approximately $56.4 million, and we estimate that we will pay $56.3 million to Getty Realty Corp. in the current fiscal year.

     Getty Petroleum Marketing Inc. and Getty Realty Corp. also entered into a Services Agreement (the "Services Agreement"), under which we provide certain administrative and technical services to Getty Realty Corp. and Getty Realty Corp. provides certain services to us. The Services Agreement is terminable in whole or in part either by us or by Getty Realty Corp. on 30 days' notice. The net fees paid by Getty Realty Corp. during the past fiscal year to us under the Services Agreement were $749,000. We presently expect that many of these services will continue to be provided for the remainder of the current fiscal year.

     In addition, Getty Petroleum Marketing Inc. and Getty Realty Corp. entered into a Trademark License Agreement providing for an exclusive, royalty-free license to us of certain Getty(R) trademarks, service marks and trade names (including the name "Getty") used in connection with our business, within the territory specified in the agreement. The term of the agreement is 55 years, but in the event that the Master Lease terminates before then, the license will become non-exclusive and we will pay Getty Realty Corp. certain customary signage rental and royalty fees.

     Getty Petroleum Marketing Inc. and Getty Realty Corp. also entered into a Tax Sharing Agreement that defines the parties' rights and obligations with respect to filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or motor fuel taxes relating to our business for tax years prior to and including March 21, 1997 and with respect to certain tax attributes of Getty after that date.

                         REPORT OF THE AUDIT COMMITTEE

To Our Stockholders:

     The SEC and the New York Stock Exchange recently adopted new rules designed to enhance audit committee effectiveness, to improve public disclosure about the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies. This report addresses Getty's compliance with these new rules.

INDEPENDENCE

     The Board of Directors has determined that each of the Audit Committee members are "independent" as such term is defined in the NYSE Rules.

AUDIT COMMITTEE CHARTER

     At the Audit Committee Meeting held on March 22, 2000, the Audit Committee adopted a written Charter, which was approved by Getty's Board of Directors. The Charter is annexed to this Proxy Statement as Appendix A.

FINANCIAL STATEMENTS

     With regard to our audited financial statements, the Audit Committee has:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with PricewaterhouseCoopers L.L.P., our independent auditors, the matters required by SAS 61, as modified or supplemented;

     (3) received the written disclosures and the letter from PricewaterhouseCoopers L.L.P. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with PricewaterhouseCoopers L.L.P. their independence; and

     (4) based upon the review and discussions set forth in paragraphs (1) through (3) above, recommended to Getty's Board of Directors that the audited financial statements be included in Getty's Annual Report on Form 10-K for the year ended January 31, 2000.

     The report of the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this information by reference, and should not otherwise be deemed filed under such Acts.
                                          Audit Committee:
                                          Richard E. Montag (Chairman)
                                          Matthew J. Chanin
                                          Ronald E. Hall
                                          Howard Silverman

                            STOCK PERFORMANCE GRAPH
                           COMPARATIVE TOTAL RETURNS
                    APRIL 1, 1997 THROUGH JANUARY 31, 2000*
                      GETTY (GPM), S&P 500, AND PEER GROUP

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Getty Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Peer Group for the period from April 1, 1997 through January 31, 2000.
GRAPH

                                                GETTY PETE MARKETING INC      STANDARD & POORS 500             PEER GROUP
                                                ------------------------      --------------------             ----------
'4/1/97'                                                 100.00                      100.00                      100.00
'1/31/98'                                                133.76                      131.44                      138.82
'1/31/99'                                                 58.45                      173.85                       85.56

-------------------------------------------------------------------------------------------------------
                                                            1997       1998       1999       2000
-------------------------------------------------------------------------------------------------------
 Getty Petroleum Marketing Inc.                            $100.00    $133.76    $ 58.45    $ 51.95
-------------------------------------------------------------------------------------------------------
 Standard & Poor's 500                                     $100.00    $131.44    $173.85    $190.50
-------------------------------------------------------------------------------------------------------
 Peer Group                                                $100.00    $138.82    $ 86.08    $ 58.67
-------------------------------------------------------------------------------------------------------

Assumes $100 invested at the open of trading on 4/1/97 in Getty Common Stock, Standard & Poor's 500, and Peer Group. Getty Common Stock commenced trading on the New York Stock Exchange on 4/1/97.
*Cumulative total return assumes reinvestment of dividends.

     We have chosen as our Peer Group the following companies: Crown Central Petroleum Corp., Dairy Mart Convenience Stores, Inc., FFP Marketing Inc. and the Uni-Marts, Inc. We have chosen these companies as our Peer Group because a substantial segment of each of their businesses is petroleum marketing and distribution.

     Uni-Marts, Inc. was added to the Peer Group in 1999. Getty owns 487,000 shares of Uni-Marts common stock, which we believe is approximately 7% of the total number of Uni-Marts common shares outstanding.

     The Stock Performance Graph should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Getty specifically incorporates this graph by reference, and should not otherwise be deemed filed under such Acts.

     We cannot assure you that Getty's stock performance will continue in the future with the same or similar trends depicted in the graph above. We do not make or endorse any predictions as to future stock performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Pursuant to the direction of the Board of Directors, on March 22, 2000, the Audit Committee recommended the appointment of the firm of PricewaterhouseCoopers L.L.P., subject to ratification by the stockholders at the Annual Meeting, to audit the accounts of Getty with respect to our operations for the fiscal year ending January 31, 2001 and to perform other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services. A majority of votes cast at the meeting is necessary in order to ratify the appointment of the independent auditors.

     Representatives of the firm of PricewaterhouseCoopers L.L.P., Getty's principal auditors for the most recently completed fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of PricewaterhouseCoopers L.L.P. as Getty's independent public auditors for the fiscal year ending January 31, 2001.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Securities Exchange Act and the rules issued thereunder, Getty's executive officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of Getty Common Stock. Copies of these reports are required to be furnished to us. Based on our review of Forms 3 and 4 received by us during fiscal 2000 and of Forms 5 received by us with respect to fiscal 2000, we believe that during fiscal 2000 all of our executive officers and directors complied with the Section 16(a) requirements.

                                 OTHER MATTERS

     Management does not know of any matters, other than those referred to above, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting, or any adjournment or adjournments thereof, we intend to cast votes pursuant to the proxies with respect to these matters in accordance with the best judgment of the persons acting under the proxies.

     The proxy may be revoked at any time prior to its exercise. Brokerage houses and other custodians will be requested to forward solicitation material to beneficial owners of stock that they hold of record. We will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding proxy material to the beneficial owners. The cost of this solicitation, which will be effected by mail, will be borne by us.
May 1, 2000                               By Order of the Board of Directors,

                                          SAMUEL M. JONES
                                          Samuel M. Jones
                                          Vice President, General Counsel
                                          and Corporate Secretary

                                   APPENDIX A

                         GETTY PETROLEUM MARKETING INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    Purpose

      The Audit Committee (the "Committee") is appointed by the Board of Directors of the Company (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

     - Oversee management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls.

     - Monitor the independence and performance of the Company's outside auditors.

     - Provide an avenue of communication among the outside auditors, management and the Board.

    The Committee has the authority to conduct any investigation to enable it to fulfill its responsibilities. It shall have direct access to all Company personnel and to the outside auditors and the power to retain independent counsel, accountants and others to assist the Committee.

II.  Composition and Meetings

     The Committee's composition shall meet the eligibility requirements of the Audit Committee Policy of the New York Stock Exchange. The Committee shall meet at least annually and shall be comprised of not less than three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If a Committee Chair is not designated by the Board or present at a meeting, the members of the Committee may designate a Chair by majority vote of the members of the Committee who are present. A majority of the members of the Committee shall constitute a quorum.

III.  Responsibilities and Duties

      The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing and/or reviewing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work. The Committee's specific responsibilities are as follows:

     1. The Committee shall review with management and the outside auditors, the audited financial statements to be included in the Company's Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission ("SEC"), or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K, and review and consider with the outside auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61. The Committee shall review with management and the outside auditors any impact on the financial statements of any new or proposed changes in accounting principles or legal or regulatory requirements.

     2. The Committee or the Committee Chair, prior to filing each quarterly report on Form 10-Q with the SEC, shall review with management and the outside auditors the Company's interim financial results to be included in such, and the matters required to be discussed by SAS No. 61.

     3. The Committee shall discuss with management and the outside auditors the quality, appropriateness and adequacy of the Company's internal controls and accounting principles applied in its financial reporting. The Committee will meet separately with the chief executive and chief financial officers of the Company at least annually to review the financial affairs of the Company. The Committee will meet with the outside auditors of the Company at such time as it deems appropriate to review the outside auditors' examination and management report, and may do so in executive session if deemed appropriate.

     4. The outside auditors are ultimately accountable to the Committee and the Board. In connection therewith, the Committee shall:

         - Request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard No. 1.
         - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors' independence.
         - Recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

     5. The Committee shall review and evaluate the independence, performance and compensation of the outside auditors, and annually recommend to the Board the appointment of the outside auditors or approve any discharge or replacement of the outside auditors should circumstances warrant.

     6. The Committee shall review and reassess the adequacy of this Charter at least annually. The Charter shall be submitted to the Board for approval and shall be published in accordance with SEC regulations.

     7. The Committee shall provide to the New York Stock Exchange on an annual basis a written affirmation regarding the independence of the Committee members, the financial literacy of the members, that at least one member has accounting or related financial management expertise, and that the Committee has performed a review of the Audit Committee Charter.

     8. The Committee shall submit a report to shareholders for inclusion in the Company's annual proxy statement as required by SEC rules.

     9. In addition to the above responsibilities, the Committee will undertake such other duties as the Board delegates to it, and will report at least annually to the Board regarding the Committee's examinations and recommendations.

IV.  Reports and Minutes

     1. The Committee will maintain written minutes of its meetings that will be filed with the minutes of the meetings of the Board.

     2. The Committee will report periodically to the Board regarding the Committee's activities, which will be incorporated as a part of the minutes of the Board at which those activities are presented.

                                 -----------------------------------------
                                     WHEN PROXY IS OKAYED PLEASE SIGN &
                                              DATE IT ABOVE


                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF STOCKHOLDERS
                         GETTY PETROLEUM MARKETING INC.


                                 JUNE 15, 2000





               -PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED-
-------------------------------------------------------------------------------


A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE





                     FOR
                 all nominees
               listed at right        WITHHOLD AUTHORITY
              (except as marked    TO VOTE FOR ALL NOMINEES
            to the contrary below)      LISTED AT RIGHT
1. ELECTION OF                                                                                                  FOR  AGAINST ABSTAIN
   DIRECTORS         [ ]       [  ]   NOMINEES: M. CHANIN       2.  The ratification of the appointment of      [ ]    [ ]     [ ]
                                                R. HALL             PricewaterhouseCoopers L.L.P. as indepen-
   To Whithhold authority to vote for           L. LIEBOWITZ        dent auditors for the Company for the fiscal
   any individual nominee(s), write that        R. MONTAG           year ended January 31, 2001.
   nominee(s) name on the lines below.          H. SAFENOWITZ
                                                H. SILVERMAN    3.  In their discretion, the Proxies are authorized to vote upon
   --------------------------------------                           such other business as may properly come before the  meeting.

   --------------------------------------                           Receipt is acknowledged of notice and proxy statement for the foregoing meeting and of annual report to stockholders for the fiscal year ended January 31, 2000.

                                                                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
                                                                DIRECTED HEREIN BY UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS
                                                                MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                                                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                                THE ENCLOSED ENVELOPE.


SIGNATURE_____________________  DATE______________  SIGNATURE_____________________  DATE______________
NOTE:  Please sign exactly as the name appears hereon.  When shares are held by joint tenants, both should sign.
       When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
       If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.


-------------------------------------------------------------------------------

                         GETTY PETROLEUM MARKETING INC.
                     125 JERICHO TPKE., JERICHO, N.Y. 11753
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Getty Petroleum Marketing Inc. hereby constitutes and appoints LEO LIEBOWITZ and SAMUEL M. JONES, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote at the meeting, (or if only one shall be present and acting at the meeting then that one,) all of the shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the annual meeting of stockholders of the corporation to be held at 270 Park Avenue, 11th Floor, New York, New York, on June 15, 2000 and at any adjournments thereof.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

-------------------------------------------------------------------------------